UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

GLOBAL STAR ACQUISITION INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41506	86-2508938
(Commission File Number)	(IRS Employer Identification No.)

1641 International Drive Unit 208

McLean, VA

22102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 703-790-0717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock, one Redeemable Warrant, and one Right	GLSTU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	GLST	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	GLSTW	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one share of Class A common Stock	GLSTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Global Star Acquisition Inc. (the “Company”) filed a definitive extension proxy with the SEC for a special meeting of its stockholders on November 27, 2024 (the “Special Meeting”) to amend its charter and trust agreement to reduce the payment required and extend the date by which the Company is required to complete the business combination from December 22, 2024 until June 22, 2025 by six one-month extensions, provided that the Sponsor (or its affiliates or permitted designees) deposit into the Trust Account an amount equal to the lesser of (x) $60,000 or (y) $0.02 per share for each public share that is not redeemed in connection with the Special Meeting for each one-month extension until June 22, 2025, unless the closing of the Company’s initial business combination has occurred.

The definitive proxy card contained an error and only provided for a three-month extension. If anyone who voted for the three-month extension objects to the six-month extension, please contact our proxy solicitor immediately at:

Laurel Hill Advisory Group

2 Robbins Lane, Suite 200

Jericho, NY 11753

Toll Free: 855-414-2266

Email: GLST@laurelhill.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Star Acquisition Inc.

Date: November 22, 2024	By:	/s/ Anthony Ang
Anthony Ang
Chief Executive Officer

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